Exhibit 23.1

CONSENT OF BDO SEIDMAN LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I-many, Inc.

Edison, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-68924, 333-76716, 333-85044, 333-88714 and 333-105088) and on Form S-8 (Nos. 333-41362, 333-60162, 333-64974, 333-86958 and 333-11651) of I-many, Inc. and subsidiaries of our reports dated March 15, 2006, relating to the consolidated financial statements, and the effectiveness of I-many, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K/A.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP

Woodbridge, New Jersey

April 11, 2006